Exhibit 23


November 8, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Hannaford Bros. Co.
     Registrations on Form S-8

We are aware that our report dated October 20, 1999 on our review of interim financial information of Hannaford Bros. Co. and Subsidiaries as of October 2, 1999 and for the three month and nine month periods ended October 2, 1999 and October 3, 1998, and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (Numbers 2-77902, 2-98387, 33-1281, 33-22666, 33-31624, 33-41273, 33-60119, 33-60655, 33-60691, 333-41381
and 333-53109).


s/PricewaterhouseCoopers LLP

Portland, Maine